Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of The First Bancshares, Inc. of our report dated March 12, 2021 related to the consolidated financial statements as of December 31, 2020 and for each of the two years in the period ended December 31, 2020 and 2019 in the Annual Report on Form 10-K of The First Bancshares, Inc. for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Atlanta, Georgia

November 1, 2022